ANDERSON BRADSHAW
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

Russell E. Anderson, CPA
Russ Bradshaw, CPA
William R. Denney, CPA
Kristofer Heaton, CPA

EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

April 27, 2015

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated April 10, 2015 of **PMI Construction Group** to be filed with the Securities and Exchange Commission on or about April 27, 2015 and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

Anderson Bradshaw PLLC

Anderson Bradshaw PLLC
Salt Lake City, UT 84107

5296 S. Commerce Dr
Suite 300
Salt Lake City, Utah
84107
USA
(T) 801.281.4700
(F) 801.281.4701

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